Exhibit 99.1

Silicon Storage Technology, Inc.

News Release

For More Information Contact:

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

SST Reports First Quarter 2009 Financial Results

SUNNYVALE, Calif., April 28, 2009 — SST (Silicon Storage Technology, Inc.) (NASDAQ: SSTI), a leader in flash memory technology, today announced results for the first quarter, ended March 31, 2009.

Net revenues for the first quarter were $50.1 million compared with $58.4 million in the fourth quarter of 2008 and with $81.1 million in the first quarter of 2008. Product revenues for the first quarter of 2009 were $38.8 million, compared with $46.3 million in the fourth quarter of 2008 and with $69.7 million in the first quarter of 2008. Revenues from technology licensing for the first quarter were $11.3 million, compared with $12.1 million in the fourth quarter of 2008 and with $11.4 million in the first quarter of 2008.

Loss from operations for the first quarter was $6.3 million compared with a loss from operations of $10.8 million in the fourth quarter of 2008 and with a loss from operations of $4.6 million in the first quarter of 2008.

Net loss for the first quarter of 2009 was $9.2 million, or $0.10 per share, based on approximately 95.7 million diluted shares. By comparison, in the fourth quarter of 2008, the company recorded a net loss of $36.6 million, or $0.38 per share, based on approximately 95.5 million diluted shares. Included in the fourth quarter 2008 net loss were restructuring charges of $2.5 million, an impairment charge related to the company’s investment in Grace Semiconductor Manufacturing Corporation of $11.6 million and an impairment charge related to the company’s investment in ACET of $9.7 million. For the first quarter of 2008, SST reported net income of $1.5 million, or $0.01 per share based on approximately 104.0 million diluted shares.

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SST Reports First Quarter 2009 Financial Results

April 28, 2009

SST finished the first quarter of 2009 with $125.7 million in cash, cash equivalents, short-term investments, and long-term marketable debt securities, down approximately $6.0 million from $131.7 million at December 31, 2008.

Management Qualitative Comments

“We are encouraged by the better than expected first quarter revenues given the current challenging economic environment,” said Bing Yeh, president and CEO. “As we progressed through each month during the first quarter, we received more short-term purchase orders in memory products than we had initially projected. We had good results in our non-memory products, as well. However, ASP pressures, particularly in commodity memory, continue to impact gross margin performance and are likely to persist for several quarters. This pressure is the result of both weak end-market demand and manufacturing over-capacity in our industry. Therefore, our focus continues to be on executing our strategy of diversification and advancement of our technology roadmap, while reducing our inventory and streamlining our expenditures. In fact, as a result of our restructuring, our operating expenses decreased substantially in the first quarter. We are actively working towards the goal of returning the company to profitability and are managing our assets conservatively through this period.”

Second Quarter 2009 Outlook

SST expects its second quarter revenues to be between $50 million and $56 million. Gross margin is expected to be between 25 and 28 percent, subject to the risk of changing market conditions. Total operating expenses are expected to be between $22 million and $24 million. Net loss per share is expected to be between $0.12 and $0.08.

Conference Call Dial-in Information

SST will hold a conference call to discuss its financial results today at 1:30 p.m. PT. Those wishing to participate in the conference call should dial (800) 230-1092, international participants please dial (612) 288-0340, using the password “SST” at approximately 1:20 p.m. PT. A replay of the call will be available for one week by dialing (800) 475-6701, international participants dial (320) 365-3844, using the access code 996784. A webcast replay of the conference call will be available until the company’s next conference call on the company’s Web site at http://www.sst.com/events.

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SST Reports First Quarter 2009 Financial Results

April 28, 2009

About Silicon Storage Technology, Inc.

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets. Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products. The company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark Emb-FLASH. SST’s non-memory products include NAND controller-based products, smart card ICs and modules, flash microcontrollers and radio frequency ICs and modules. Further information on SST can be found on the company’s Web site at http://www.sst.com.

Forward-Looking Statements

Except for the historical information contained herein, this news release contains forward-looking statements regarding memory and non-memory market conditions, SST’s future financial performance, including the ability to control expenses, the launch, design cycle and performance of new products, SST’s licensing business, SST’s ability to diversify its business, the transition of SST’s products to smaller geometrics, and SST’s ability to bring new products to market, all of which involve risks and uncertainties. These risks may include timely development, acceptance and pricing of new products, the terms, conditions and revenue recognition issues associated with licensees’ royalty payments, the impact of competitive products and pricing, and general economic conditions as they affect SST’s customers, as well as other risks detailed from time to time in the company’s periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed from time to time with the Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, SST disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

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SST Reports First Quarter 2009 Financial Results

April 28, 2009

For more information about SST and the company’s comprehensive list of product offerings, please call 1-888/SST-CHIP. Information can also be requested via email to literature@sst.com or through SST’s Web site at http://www.sst.com. SST’s head office is located at 1171 Sonora Court, Sunnyvale, Calif.; telephone: 408/735-9110; fax: 408/735-9036.

The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. All other trademarks or registered trademarks are the property of their respective holders.

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FINANCIAL TABLES TO FOLLOW

SST Reports First Quarter 2009 Financial Results

April 28, 2009

Silicon Storage Technology, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2009
Net revenues:
Product revenues	$69,698	$38,787
Technology licensing	11,387	11,342

Total net revenues	81,085	50,129
Cost of revenues	55,376	34,535

Gross profit	25,709	15,594

Operating expenses:
Research and development	15,612	11,414
Sales and marketing	7,483	4,960
General and administrative	7,183	5,160
Other	—	329

Total operating expenses	30,278	21,863

Loss from operations	(4,569)	(6,269)
Other income, net	874	497

Loss before provision for (benefit from) income taxes and pro rata share of loss from equity investments	(3,695)	(5,772)
Provision for (benefit from) income taxes	(7,050)	2,874

Income (loss) before pro rata share of loss from equity investments	3,355	(8,646)
Pro rata share of loss from equity investments	1,896	595

Net income (loss)	$1,459	$(9,241)

Net income (loss) per share - basic	$0.01	$(0.10)

Shares used in per share calculation - basic	103,602	95,706

Net income (loss) per share - diluted	$0.01	$(0.10)

Shares used in per share calculation - diluted	104,014	95,706

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SST Reports First Quarter 2009 Financial Results

April 28, 2009

Silicon Storage Technology, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2008	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$50,880	$34,361
Short-term investments	48,997	55,438
Trade accounts receivable, net	20,117	26,371
Inventories	54,159	42,400
Other current assets	4,153	4,487

Total current assets	178,306	163,057
Property and equipment, net	18,913	17,014
Long-term marketable equity securities	18,196	21,608
Long-term marketable debt securities	31,848	35,876
Goodwill and intangible assets, net	14,794	13,934
Other assets	26,426	26,184

Total assets	$288,483	$277,673

LIABILITIES
Current liabilities:
Trade accounts payable	$19,146	$16,499
Accrued expenses and other liabilities	14,200	10,254
Deferred revenue	3,841	2,998

Total current liabilities	37,187	29,751
Other liabilities	8,082	9,608

Total liabilities	45,269	39,359

SHAREHOLDERS’ EQUITY
Common stock	412,312	413,583
Accumulated other comprehensive income	14,308	17,378
Accumulated deficit	(183,406)	(192,647)

Total shareholders’ equity	243,214	238,314

Total liabilities and shareholders’ equity	$288,483	$277,673

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SST Reports First Quarter 2009 Financial Results

April 28, 2009

Silicon Storage Technology, Inc. and Subsidiaries

Supplemental Data

	Percentage of Gross Product Revenue			Change in Revenue
	1Q08	4Q08	1Q09	1Q08 to 1Q09	4Q08 to 1Q09
Product Revenue By Ship-To Location
North America	8%	8%	6%	(61%)	(41%)
Total International	92%	92%	94%	(44%)	(16%)
Europe	8%	7%	7%	(51%)	(14%)
Japan	8%	13%	7%	(51%)	(53%)
Korea	8%	8%	3%	(78%)	(70%)
China and Taiwan	58%	54%	68%	(37%)	3%
Other Far East	10%	10%	9%	(52%)	(24%)
Product Revenue by Application
Digital Consumer	27%	26%	29%	(47%)	(12%)
Internet Computing	23%	24%	22%	(46%)	(21%)
Networking	12%	11%	17%	(18%)	26%
Wireless Communications	38%	39%	32%	(58%)	(36%)
Total	100%	100%	100%	(46%)	(18%)
Licensing Revenue as a % of Total Revenue	14%	21%	23%	(1%)	(6%)